UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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iPic Entertainment Inc.

(Name of Registrant as Specified In Its Charter)

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iPic Entertainment Inc.

MIZNER PARK

433 PLAZA REAL, SUITE 335

BOCA RATON, FLORIDA 33432

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 a.m. Eastern Time on June 21, 2019

Dear Stockholders of iPic Entertainment Inc.:

We cordially invite you to attend the 2019 annual meeting of stockholders (the “Annual Meeting”) of iPic Entertainment Inc., a Delaware corporation, which will be held on June 21, 2019 at 10:00 a.m. Eastern Time, in person at iPic Fulton Market, 11 Fulton St., New York, NY 10038, for the following purposes, as more fully described in the accompanying proxy statement:

1. To elect five directors to serve until the 2020 annual meeting of stockholders and until their successors are duly elected and qualified; and

2. To transact such other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our Board of Directors has fixed the close of business on April 22, 2019 as the record date for the Annual Meeting. Only stockholders of record on April 22, 2019 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

On or about May 3, 2019, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement, annual report and proxy card. The Notice provides instructions on how to vote and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our annual report can be accessed directly at the following Internet address: http://www.astproxyportal.com/ast/22001/.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible.

We appreciate your continued support of iPic Entertainment.

By order of the Board of Directors,

Hamid Hashemi
President, Chief Executive Officer and Chairman of the Board of Directors
Boca Raton, Florida
April 30, 2019

IPIC ENTERTAINMENT INC.

PROXY STATEMENT

FOR 2019 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 a.m. Eastern Time on June 21, 2019

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors (the “Board of Directors” or “Board”) for use at the 2019 annual meeting of stockholders of iPic Entertainment Inc., a Delaware corporation (“iPic”, the “Company”, “we”, “our” or “us”), and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on June 21, 2019 at 10:00 a.m. Eastern Time, in person at iPic Fulton Market, 11 Fulton St., New York, NY 10038. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April 26, 2019 to all stockholders entitled to vote at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

What matters am I voting on?

You will be voting on:

●	the election of five directors to serve until our 2020 annual meeting of stockholders and until their successors are duly elected and qualified; and

●	any other business as may properly come before the Annual Meeting.

How does the Board of Directors recommend I vote on the proposal?

Our Board of Directors recommends a vote:

●	“FOR” the election of Hamid Hashemi, Andrew Essex, Robert Kirby, Dana Messina and George M. Philip as directors

Who is entitled to vote?

Holders of either class of our common stock as of the close of business on April 22, 2019, the record date for the Annual Meeting, may vote at the Annual Meeting. As of the record date, there were 7,144,133 shares of our Class A common stock outstanding and 4,323,755 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A common stock and each share of Class B Common Stock is entitled to one vote on the proposal. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our common stock.

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote in person at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

How many votes are needed for approval of the proposal?

●	Proposal No. 1: The election of directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. “Plurality” means that the nominees who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “for” or “withhold” on each of the nominees for election as a director.

What is the quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the Annual Meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person or by proxy, of a majority in voting power of the outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

●	by Internet at www.voteproxy.com;

●	by toll-free telephone at 1-800-PROXIES (1-800-776-9437) or 1-718-921-8500 from foreign countries (have your Notice or proxy card in hand when you call);

●	by completing and mailing your proxy card (if you received printed proxy materials); or

●	by written ballot at the Annual Meeting.

Even if you plan to participate in the Annual Meeting in person, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to participate in the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. As discussed above, if you are a street name stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting:

●	by entering a new vote by Internet or by telephone;

●	by completing and mailing a later-dated proxy card;

●	by notifying our Secretary, in writing, at iPic Entertainment Inc., Mizner Park, 433 Plaza Real, Suite 335, Boca Raton, Florida 33432; or

●	by completing a written ballot at the Annual Meeting.

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

What do I need to do to attend the Annual Meeting in person?

Space for the Annual Meeting is limited. Therefore, admission will be on a first-come, first-served basis. Registration will open at 9:30 a.m. Eastern Time and the Annual Meeting will begin at 10:00 a.m. Eastern Time. Each stockholder should be prepared to present:

●	valid government photo identification, such as a driver’s license or passport; and

●	if you are a street name stockholder, proof of beneficial ownership as of April 22, 2019, the record date, such as your most recent account statement reflecting your stock ownership prior to April 22, 2019, along with a copy of the voting instruction card provided by your broker, bank, trustee or other nominee or similar evidence of ownership.

Use of cameras, recording devices, computers and other electronic devices, such as smart phones and tablets, will not be permitted at the Annual Meeting. Please allow ample time for check-in.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board of Directors. Hamid Hashemi and Paul Safran have been designated as proxy holders by our Board of Directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about May 3, 2019 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.

How are proxies solicited for the Annual Meeting?

Our Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will only have discretion to vote your shares on “routine” matters. There are no routine matters on the ballot for this year’s Annual Meeting. Your broker will not have discretion to vote on the election of directors, which is a “non-routine” matter, absent direction from you.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2020 annual meeting of stockholders (the “2020 Annual Meeting”), our Secretary must receive the written proposal at our principal executive offices not later than the close of business on January 1, 2020. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

iPic Entertainment Inc.

Attention: Corporate Secretary

Mizner Park

433 Plaza Real, Suite 335

Boca Raton, Florida 33432

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before such meeting by or at the direction of our Board of Directors, or (iii) properly brought before such meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for our 2020 Annual Meeting, our Secretary must receive the written notice at our principal executive offices:

●	not earlier than February 24, 2020; and

●	not later than the close of business on March 23, 2020.

In the event that we hold our 2020 Annual Meeting more than 30 days before or more than 70 days after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before our 2020 Annual Meeting and no later than the close of business on the later of the following two dates:

●	the 90th day prior to our 2020 Annual Meeting; or

●	the 10th day following the day on which public announcement of the date of our 2020 Annual Meeting is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

You may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board of Directors, such nominee’s written consent to being named on the proxy statement as a nominee and to serving as a director, and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”

In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Secretary within the time periods described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our amended and restated bylaws is available on our website at www.ipic.com. You may also contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our Board of Directors, which is currently composed of five members. Three of our directors are independent within the meaning of the applicable Nasdaq Stock Market (“Nasdaq”) listing standards.

The following table sets forth the names, ages as of March 31, 2019, and certain other information for each of the directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting):

Directors	Age	Position	Director Since
Hamid Hashemi	60	President, Chief Executive Officer and Chairman of the Board of Directors	2010
Andrew Essex(1)(2)	53	Director	2018
Robert Kirby	67	Director	2010
Dana Messina(1)(2)(3)	57	Director	2018
George M. Philip(1)(2)(3)	71	Director	2017

(1)	Member of our Audit Committee

(2)	Member of our Compensation Committee

(3)	Member of our Nominating and Corporate Governance Committee

Nominees for Director

Hamid Hashemi, the Chairman of our Board of Directors, founded the company in 2010. Mr. Hashemi has served as our President and Chief Executive Officer since September 2010. Mr. Hashemi has over 30 years of experience owning and operating entertainment venues and is recognized as one of the motion picture industry’s most dynamic business developers, having successfully developed and launched three companies involved in motion picture exhibition. Mr. Hashemi founded iPic to pursue his vision of creating social destinations anchored by theaters and making the luxury screening room movie-going experience available and affordable to the general population. Mr. Hashemi earned a B.S. in microbiology from Florida Atlantic University. He presently serves on the Board of Trustees at Pinecrest Preparatory School in Fort Lauderdale. He is also a current member of World Presidents’ Organization and has made television appearances on shows including The Today Show, CNN, Neil Cavuto, CNBC’s Squawk on the Street, Fox Network, and Wall Street Week. Mr. Hashemi was selected to serve on our Board of Directors because of his role in our founding and long career in the motion picture exhibition industry and because of his prior experience building the Muvico brand.

Andrew Essex has served on our Board of Directors since November 2018. Mr. Essex has extensive experience within the marketing and advertising industry. He is the founder and, since January 2018, the Chief Executive Officer of Plan A, a New York City-based creative holding company, which specializes in a range of advertising services such as ad creation, strategy, branded content, event marketing and social media marketing. Mr. Essex previously served as Chief Executive Officer of Tribeca Enterprises, the parent company of the Tribeca Film Festival, from January 2006 to October 2017. He is also the founder and former Vice Chairman and Chief Executive Officer for Droga5, an independent creative marketing agency acquired by the William Morris Endeavor Talent Agency in 2013, where he served from January 2005 to December 2015. Mr. Essex has also served as an award-winning journalist and editor at such publications as The New Yorker, Details and Salon.com, among others. He has been a television commentator for ABC, CNN, and CNBC. He is also the author of “The End of Advertising: Why It Had to Die and the Creative Resurrection to Come” and the co-author of three books. Mr. Essex currently serves on the board of the American Advertising Federation, a former advisor to the White House American Office of Innovation and the Wharton SEI Center for Advanced Studies in Management. He additionally serves as an angel investor and advisor to myriad disruptive companies.

Robert Kirby has served as a director of our Company since September 2010. Mr. Kirby is currently the Co-Executive Chairman and Co-Chief Executive Officer of Village Roadshow Ltd., where he has spent his entire business career. Through the launch of Roadshow Home Video, Mr. Kirby was the driving force behind the Australian video revolution of the 1980s and 1990s. He is a pioneer of new cinema concepts in both Australia and internationally and has been at the forefront of Village Roadshow’s successful diversification into theme parks, radio and international film production. Mr. Kirby earned a Bachelor of Commerce from the University of Melbourne. Mr. Kirby is the Deputy Chair of the Peter MacCallum Cancer Foundation, Member of Patrons Council of Epilepsy Foundation and Patron of Arts Centre Melbourne. Mr. Kirby was selected to serve on our Board of Directors because of his wealth of operating experience within the hospitality industry having operated theaters in 26 countries and theme parks in Australia.

Dana Messina has served as a director of our Company since January 2018. Mr. Messina is currently a Director of Volt Information Sciences, which he joined in October 2015 and is also the President of Kirkland Messina, which he founded in March 1994. From August 1993 until September 2013, Mr. Messina held various positions at Steinway Musical Instruments, including Executive Vice President from August 1993 to August 1996, and Chief Executive Officer from August 1996 to October 2011. In addition, Mr. Messina served on the Board of Steinway Musical Instruments from August 1993 to September 2013. Earlier in his career, Mr. Messina was a Senior Vice President in the High Yield Bond Department at Drexel Burnham Lambert Incorporated. Mr. Messina earned a B.S. in mechanical engineering from Tufts University where he graduated magna cum laude and an M.B.A. from Harvard Business School. Mr. Messina was selected to serve on our Board of Directors because of his significant operating and financial expertise as well as extensive experience as a public company director.

George M. Philip has served as a director of our Company since October 2017. Mr. Philip served as President of the University at Albany, State University of New York from November 2007 until he retired in January 2013. Prior to the University of Albany, Mr. Philip served in various roles at the New York State Teachers’ Retirement System (NYSTRS) including as Chief Investment Officer from February 1992 until November 2007. Mr. Philip earned B.A. and M.A. degrees from the University at Albany, State University of New York and a J.D. from Western New England University School of Law. Mr. Philip is a current or past member of numerous professional organizations and governing bodies involved in financial, educational and community activities including: First Niagara (FNFG), National Council on Teacher Retirement, Pension Managers Advisory Committee of the New York Stock Exchange, The Research Foundation of SUNY, St. Peter’s Health Partners, Saratoga Performing Arts Center, US Airways Group, Inc., The University at Albany Council and The Council of Institutional Investors. He also serves as an advisor to the Investment Committee of the Kentucky Teachers’ Retirement System, as a member of the board of Community Newspapers Holdings, Inc., owned by the Retirement Systems of Alabama, and a member of the board of Trinity Health. Mr. Philip was selected to serve on our Board of Directors because of his significant strategic-advisory and financial-management expertise.

Director Independence

Our Class A common stock is listed on Nasdaq. Under the applicable Nasdaq listing standards, independent directors must comprise a majority of a listed company’s Board of Directors. In addition, the applicable Nasdaq listing standards require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the applicable Nasdaq listing standards, a director will only qualify as an “independent director” if, in the opinion of that listed company’s Board of Directors, that director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Nasdaq rules further require a subjective determination together with a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members, has engaged in various types of business dealings with us.

Audit Committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable Nasdaq listing standards. Compensation Committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the applicable Nasdaq listing standards.

Our Board of Directors has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our Board of Directors has determined that Messrs. Messina, Philip and Essex qualify as independent directors within the meaning of the applicable Nasdaq listing standards. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Person Transactions.” As required under applicable Nasdaq rules, we anticipate that our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.

Board Leadership Structure

Our Board of Directors currently believes that our Company is best served by combining the roles of Chairman of the Board and Chief Executive Officer. Our Board of Directors believes that as our founder and Chief Executive Officer, Mr. Hashemi is the director most familiar with our business and industry, and most capable of effectively identifying strategic priorities and leading discussion and execution of strategy. Our independent directors bring experience, oversight and expertise from outside our company, while our Chief Executive Officer brings company-specific experience and expertise. Our Board of Directors believes that the combined role of Chairman and Chief Executive Officer is the best leadership structure for us at the current time as it promotes the efficient and effective development and execution of our strategy and facilitates information flow between management and our Board of Directors. The Board of Directors recognizes, however, that no single leadership model is right for all companies at all times. Accordingly, the Board of Directors intends to periodically review its leadership structure.

Lead Independent Director

Mr. Messina currently serves as our lead independent director. The lead independent director coordinates the activities of our other independent directors. In addition to the duties of all members of the Board of Directors, the Lead Independent Director has the following additional responsibilities and authority:

●	presiding at meetings of the Board of Directors in the absence of, or upon the request of, the Chairman;

●	scheduling, developing the agenda for, and presiding at executive sessions of the independent directors;

●	advising the Chairman and/or the Board of Directors as to the decisions reached, if any, at each executive session;

●	serving as the principal liaison between the independent directors and the Chairman/Chief Executive Officer;

●	advising the Chairman as to the quality, quantity and timeliness of the information submitted by the Company’s management that is necessary or appropriate for the independent directors to effectively and responsibly perform their duties; and

●	recommending to the Chairman, at the direction of the independent directors, the retention of outside advisors and consultants who report directly to the Board of Directors on board-wide issues.

Board Meetings and Committees

During our fiscal year ended December 31, 2018, the Board of Directors held four (4) meetings (including regularly scheduled and special meetings) and each director other than Mr. Kirby attended at least 75% of the aggregate of (i) the total number of meetings of the board held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of the board on which he or she served during the periods that he or she served.

Although we do not have a formal policy regarding attendance by members of our Board of Directors at annual meetings of stockholders, we strongly encourage our directors to attend. Each of our directors other than Mr. Kirby attended the 2018 Annual Meeting of Stockholders.

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition and responsibilities of each of the committees of our Board of Directors is described below. Members will serve on these committees until their resignation or until as otherwise determined by our Board of Directors.

Audit Committee

Our Audit Committee is comprised of three of our independent directors, as defined under and required by Rule 10A-3 of the Exchange Act and the Nasdaq rules (Messrs. Philip, Messina and Essex). Mr. Messina is the Chair of our Audit Committee. Our Board of Directors has determined that each of the members of our Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the Nasdaq rules. In addition, our Board of Directors has determined that Mr. Messina is an “audit committee financial expert” as defined by the SEC.

Our Audit Committee assists our Board of Directors in its oversight of our accounting and financial reporting process and the audits of our consolidated financial statements. Our Audit Committee is responsible for, among other things:

●	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

●	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

●	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

●	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

●	overseeing our internal accounting function;

●	discussing our risk management policies;

●	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting-related complaints and concerns;

●	meeting independently with our internal accounting staff, registered public accounting firm and management;

●	reviewing and approving or ratifying related party transactions; and

●	preparing the Audit Committee reports required by SEC rules.

Our Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the applicable Nasdaq listing standards. In 2018, our Audit Committee held four (4) meetings. A copy of the charter of our Audit Committee is available through the Investors Section of our website at www.ipic.com.

Compensation Committee

Our Compensation Committee consists of Messrs. Philip, Messina and Essex, with Mr. Messina serving as the chair. Each member of our Compensation Committee meets the requirements for independence for compensation committee members under the applicable Nasdaq listing standards and SEC rules and regulations, including Rule 10C-1 under the Exchange Act. Each member of our Compensation Committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code. Our Compensation Committee is responsible for, among other things:

●	reviewing and approving corporate goals and objectives with respect to Chief Executive Officer compensation;

●	making recommendations to our Board of Directors with respect to the compensation of our Chief Executive Officer and our other executive officers;

●	overseeing evaluations of our senior executives;

●	reviewing and assessing the independence of compensation advisers;

●	overseeing and administering our equity incentive plans;

●	reviewing and making recommendations to our Board of Directors with respect to director compensation;

●	reviewing and discussing with management our “Compensation Discussion and Analysis” disclosure; and

●	preparing the Compensation Committee reports required by SEC rule.

Our Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq listing standards. In 2018, our Compensation Committee held four (4) meetings. A copy of the charter of our Compensation Committee is available through the Investors Section of our website at www.ipic.com.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Messrs. Philip and Messina, with Mr. Messina serving as the chair. Each member of our Nominating and Corporate Governance Committee meets the requirements for independence under the Nasdaq listing standards and SEC rules and regulations. Our Nominating and Corporate Governance Committee is responsible for, among other things:

●	identifying individuals qualified to become Board of Directors members;

●	recommending to our Board of Directors the persons to be nominated for election as directors and to be appointed to each committee of our Board of Directors;

●	reviewing and making recommendations to the Board of Directors with respect to management succession planning;

●	developing and recommending corporate governance principles to the Board of Directors; and

●	overseeing periodic evaluations of members of the Board of Directors.

Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable Nasdaq listing standards. In 2018, our Nominating and Corporate Governance Committee held four (4) meetings. A copy of the charter of our Nominating and Corporate Governance Committee is available through the Investors Section of our website at www.ipic.com.

Considerations in Evaluating Director Nominees

Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our Nominating and Corporate Governance Committee will consider the current size and composition of our Board of Directors and the needs of our Board of Directors and the respective committees of our Board of Directors. Some of the qualifications that our Nominating and Corporate Governance Committee considers include, without limitation, issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments. Nominees must also have the ability to offer advice and guidance to our Chief Executive Officer based on past experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of our Nominating and Corporate Governance Committee to perform all Board of Directors and committee responsibilities. Members of our Board of Directors are expected to prepare for, attend, and participate in all Board of Directors and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.

Although our Board of Directors does not maintain a specific policy with respect to Board diversity, our Board of Directors believes that our Board of Directors should be a diverse body, and our Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our Nominating and Corporate Governance Committee may take into account the benefits of diverse viewpoints. Our Nominating and Corporate Governance Committee also considers these and other factors as it oversees the annual Board of Director and committee evaluations. After completing its review and evaluation of director candidates, our Nominating and Corporate Governance Committee recommends to our full Board of Directors the director nominees for selection.

Stockholder Recommendations for Nominations to the Board of Directors

Our Nominating and Corporate Governance Committee will consider candidates for director recommended by stockholders of record on the date of the submission of the recommendation, so long as such recommendations comply with our amended and restated certificate of incorporation and amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. Our Nominating and Corporate Governance Committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our Board of Directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our General Counsel in writing. Such recommendations must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our common stock and a signed letter from the candidate confirming willingness to serve on our Board of Directors. Our Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors.

Under our amended and restated bylaws, stockholders may also nominate persons for our Board of Directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and should be sent in writing to our Secretary at iPic Entertainment Inc., Mizner Park, 433 Plaza Real, Suite 335, Boca Raton, Florida 33432. To be timely for our 2020 Annual Meeting, our Secretary must receive the nomination no earlier than February 24, 2020 and no later than March 23, 2020.

Communications with the Board of Directors

Interested parties wishing to communicate with our Board of Directors or with an individual member or members of our Board of Directors may do so by writing to our Board of Directors or to the particular member or members of our Board of Directors, and mailing the correspondence to our General Counsel at iPic Entertainment Inc., Mizner Park, 433 Plaza Real, Suite 335, Boca Raton, Florida 33432. Each communication should set forth (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the class and number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner.

Our General Counsel, in consultation with appropriate members of our Board of Directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our Board of Directors, or if none is specified, to the Chairman of our Board of Directors.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our Code of Business Conduct and Ethics is posted on the Corporate Governance portion of our website through the Investors Section of our website at www.ipic.com. We will post amendments to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website.

Risk Management

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while our Board of Directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

Our Board of Directors believes that open communication between management and our Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with our Chief Executive Officer and other members of the senior management team at quarterly meetings of our Board of Directors, where, among other topics, they discuss strategy and risks facing the company, as well at such other times as they deemed appropriate.

While our Board of Directors is ultimately responsible for risk oversight, our Board committees assist our Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. Our Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our Audit Committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. Our Audit Committee also monitors certain key risks on a regular basis throughout the fiscal year, such as risk associated with internal control over financial reporting and liquidity risk. Our Nominating and Corporate Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of risk associated with Board organization, membership and structure, and corporate governance. Our Compensation Committee assesses risks created by the incentives inherent in our compensation policies. Finally, our full Board of Directors reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions.

Director Compensation

Our Board of Directors adopted a director compensation policy applicable to certain non-employee directors, which took effect March 27, 2018. Under the policy, our non-employee directors receive compensation in the form of equity granted under the terms of our 2017 Equity Incentive Plan and cash, as described below:

Initial Equity Award

Upon joining our Board of Directors, each newly-elected non-employee director will receive a one-time equity award having a grant date fair value of $75,000 comprised of restricted stock units (“Initial Award”).

Annual Compensation

Each of our non-employee directors will be eligible to receive $60,000 per year in base fees for serving on our Board of Directors. In addition, each year, non-employee directors will also be eligible to receive the following cash fees for service on the committees of our Board of Directors:

Committee	Committee Member Annual Fee ($)	Committee Chair Annual Fee ($)
Audit Committee	5,000	20,000
Compensation Committee	—	10,000
Nominating and Corporate Governance Committee	—	10,000

In addition, each year our Lead Independent Director will be eligible to receive a cash retainer of $60,000 for service as our Lead Independent Director. With the exception of the Initial Award, which is paid in restricted stock, all fees are paid one-half in cash and one-half in stock. We also reimburse all of our non-employee directors for all reasonable and customary business expenses in accordance with company policy.

Compensation for Fiscal Year 2018

The following table provides information regarding the total compensation that was granted to each of our non-employee directors in our fiscal year ended December 31, 2018, other than the compensation for Mr. Hashemi, who does not receive compensation for serving as a director and whose compensation is reported above under “Executive Compensation — Summary Compensation Table.” Mr. Kirby did not receive compensation for his Board service.

Name	Fees Earned or Paid in Cash ($)	Stock Award ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation	Total ($)
Robert Kirby	—	—	—	—	—	—	—
George M. Philip	30,000	105,000	—	—	—	—	135,000
Dana Messina	82,500	157,500	—	—	—	—	240,000
Andrew Essex(1)	20,034	95,034	—	—	—	—	115,068

(1)	Mr. Essex commenced serving on the Board of Directors in November 2018.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our Board of Directors is currently comprised of five members. At the Annual Meeting, five directors will be elected to serve until our 2020 Annual Meeting. Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal.

Nominees

Our Nominating and Corporate Governance Committee has recommended, and our Board of Directors has approved, Hamid Hashemi, Andrew Essex, Robert Kirby, Dana Messina and George M. Philip as nominees for election as directors at the Annual Meeting. Mr. Essex was recommended to the Board by the Chief Executive Officer. If elected, each of Messrs. Hashemi, Essex, Kirby, Messina and Philip will serve as directors until the 2020 Annual Meeting and until their successors are duly elected and qualified. Each of the nominees is currently a director of our company. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Messrs. Hashemi, Essex, Kirby, Messina and Philip. We expect that each of Messrs. Hashemi, Essex, Kirby, Messina and Philip will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our Board of Directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.

Vote Required

The election of directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

EACH OF THE NOMINEES NAMED ABOVE.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

During our fiscal year ended December 31, 2018, Crowe LLP (“Crowe”) served as our independent registered public accounting firm. Effective April 16, 2019, Crowe LLP (“Crowe”) resigned as the Company’s independent registered public accounting firm. Crowe served as the independent registered public accounting firm of the Company since November 29, 2011. Representatives of Crowe are not expected to be at the Annual Meeting.

The report of Crowe on the Company’s financial statements for the year ended December 31, 2018 and December 31, 2017 did not contain any adverse opinion or a disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles, except that there was an explanatory paragraph in each such report describing conditions that raised substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal year ended December 31, 2017 and December 31, 2018 and the subsequent interim period through April 16, 2019, (the “Review Period”) (i) there were no disagreements between the Company and Crowe on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of Crowe would have caused Crowe to make reference to the matter of the disagreement in connection with its report on the Company’s financial statements and (ii) there were no “reportable events” (as that term is described in Item 304(a)(1)(v) of Regulation S-K), except that the Company's internal control over financial reporting was not effective due to the existence of the following material weaknesses, as disclosed in the Company's Annual Report on Form 10-K for the fiscal years ended December 31, 2017 and December 31, 2018.

Material Weaknesses

●	Management noted that the Company does not have an effective control environment because the Company does not have formalized internal control policies and procedures. Specifically, the Company has not yet designed an effective system of internal control over financial reporting.

●	Management identified material weaknesses related to the Company’s lack of adequate review of complex accounting matters. Specifically, the Company has not yet designed precise enough review controls in order to identify material misstatements relating to complex accounting matters, including review controls over the preparation of our long-lived asset impairment evaluation and other areas.

●	Management identified material weaknesses relating to improperly designed period end financial reporting controls. Specifically, the Company has not yet designed suitable review controls governing the review of financial statements and accounting records. Additionally, the Company does not have adequate review controls over its periodic financial reporting including maintaining sufficient monitoring controls over the recording of journal entries and maintaining sufficient segregation of duties.

Remediated Material Weakness

The Company reported a material weakness for the year ended December 31, 2017 related to improperly designed information technology controls.

The Company provided Crowe with a copy of the foregoing disclosure, and requested that Crowe furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosure. A copy of the letter from Crowe addressed to the Securities and Exchange Commission dated as of April 22, 2019 is filed as Exhibit 16.1 to our Current Report on Form 8-K filed April 22, 2019.

Appointment of New Independent Registered Public Accounting Firm

The Company is in the process of evaluating independent registered public accounting firms and a new independent registered public accounting firm will be engaged for the fiscal year ended December 31, 2019.

Fees Paid to the Independent Registered Public Accounting Firm

Audit Fees - The aggregate fees billed for professional services rendered by Crowe for the audit of our annual financial statements included in our annual report filed on Form 10-K and the review of the financial statements included in our quarterly reports filed on Form 10-Q were approximately $243,000 for fiscal 2017 and $620,954 for fiscal 2018.

Tax Fees - The aggregate fees billed for professional services rendered by Crowe related to federal and state tax compliance, tax advice and tax planning were approximately $110,000 for fiscal 2017 and $139,418.50 for fiscal 2018. All of these services are permitted non-audit services.

All Other Fees - In fiscal 2017, the aggregate fees billed for other services rendered by Crowe were $461,247. These fees were related to the re-audit of 2016 and 2015 year ends, as well as the review of six month period ending June 2017 and June 2016 in connection with the IPO. In fiscal 2018, the aggregate fees billed for other services were $5,500. These fees were related to a special purpose report.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Pursuant to its charter and the policy described further below, our Audit Committee pre-approved all audit and non-audit services rendered by Crowe in 2018.

 Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our Audit Committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence.

These services may have included audit services, audit related services, tax services and other services. Our Chief Financial Officer was responsible for presenting the Audit Committee with an overview of all proposed audit, audit related, tax or other non-audit services to be performed by our independent registered public accounting firm. The presentation must be in sufficient detail to define clearly the services to be performed. The Audit Committee did not delegate its responsibilities to pre-approve services performed by our independent registered public accounting firm to management or to an individual member of the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of three independent directors, as defined under and required by the Nasdaq listing standards and the rules and regulations of the Securities and Exchange Commission (“SEC”), (Messrs. Philip, Messina and Essex). The Audit Committee operates under a written charter approved by the Board of Directors, which is available on the Company’s website through the Investors Section of the website at www.ipic.com. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.

With respect to the Company’s financial reporting process, the management of the Company is responsible for (1) establishing and maintaining internal controls and (2) preparing the Company’s consolidated financial statements. The Company’s independent registered public accounting firm is responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare the Company’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the Audit Committee has:

●	reviewed and discussed the audited financial statements with management and Crowe;

●	discussed with Crowe the matters required to be discussed by the statement on Auditing Standards No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board; and

●	received the written disclosures and the letter from Crowe required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Crowe its independence.

Based on the Audit Committee’s review and discussions with management and Crowe, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the SEC.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

Dana Messina (Chair)
George M. Philip
Andrew Essex

This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers. Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. There are no family relationships among any of our directors or executive officers.

Officers	Age	Position
Hamid Hashemi	60	President, Chief Executive Officer and Chairman of the Board of Directors
Andre Loehrer	41	Interim Chief Financial Officer
Paul Safran	67	Senior Vice President, General Counsel and Secretary
Clark Woods	63	Executive Vice President – Films

Andre Loehrer, our interim Chief Financial Officer, joined us in March 2017. Mr. Loehrer served as our Controller from March 2017 through November 2018 when he was appointed our interim Chief Financial Officer. Before joining us in March 2017, Mr. Loehrer served as the Controller of Twin-Star International, Inc. from October 2013 until March 2017.

Paul Safran, our Senior Vice President, General Counsel and Secretary, joined us in September 2011. Prior to joining us, Mr. Safran was a partner with Becker & Poliakoff, from 2006 until 2009, and a partner with Roetzel & Andress from 2009 until 2011. From 1999 until 2006, Mr. Safran was Counsel to Transamerica Finance Corporation’s Municipal Finance Division. Mr. Safran earned a B.S. degree in finance, from Nova Southeastern University, where he graduated magna cum laude and a J.D. degree from Nova Southeastern University’s Shepard Broad School of Law, where he was a member of its Law Review.

Clark Woods, our Executive Vice President – Films, joined us in January 2011. Prior to joining us, Mr. Woods was President of Domestic Distribution at MGM from 2006 until 2010. From 1979 until 2006, Mr. Woods was Executive Vice President, General Sales Manager of Paramount Pictures where he distributed the movie Titanic, at the time the largest grossing movie in history. Mr. Woods is responsible for selecting the films and other media in iPic theaters. Mr. Woods earned a B.A. from American University and is a member of the Academy of Motion Picture Arts and Sciences. He has served as President of Variety International, the motion picture industries’ worldwide children’s charity.

EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions

Our Compensation Committee is responsible for the executive compensation programs for our executive officers and reports to our Board of Directors on its discussions, decisions and other actions. Our President and Chief Executive Officer, makes recommendations to our Compensation Committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our Compensation Committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer other than the President and Chief Executive Officer, as well as each individual compensation component. Our Compensation Committee makes recommendations to our Board of Directors regarding compensation for our President and Chief Executive Officer. The independent members of our Board of Directors make the final decisions regarding executive compensation for our Chief Executive Officer and participate in discussions regarding the compensation for the other named executive officers.

The Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. In 2015, iPic-Gold Class retained ClearBridge Compensation Group LLC (“ClearBridge”), a compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation in connection with our IPO. ClearBridge now provides executive compensation consulting services to our Compensation Committee. ClearBridge is independent from us and has provided no other services to us.

Fiscal 2018 Summary Compensation Table

The following table presents summary information regarding the total compensation for services rendered in all capacities that was earned by our named executive officers in our fiscal year ended December 31, 2018. In 2018, our “named executive officers” and their positions were as follows:

Name & Principal Position	Year	Salary ($)	Unit Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)

Hamid Hashemi,	2018	949,806	0	0	1,068,532	15,600	2,033,938
President and Chief Executive Officer	2017	904,565	2,397,476	1,924,045	544,859	18,496	5,789,441
Paul Safran,	2018	393,975	0	0	130,505	1,356	525,836
Senior Vice President, General Counsel and Secretary	2017	382,500	2,185,988	1,084,422	116,902	—	3,769,812
Clark Woods,	2018	283,868	0	0	79,625	1,356	364,849
Executive Vice President – Films	2017	275,604	1,092,994	646,600	57,980	—	2,073,178

(1)	These awards in this column for 2017 contained a substantive performance condition for the completion of the IPO. Compensation expense was recognized on the date of the IPO. For more information, refer to Note 6 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

(2)	The amounts in this column for 2017 are composed of (i) awards that were originally issued by iPic-Gold Class and migrated to iPic on February 1, 2018 in connection with our IPO and (ii) the stock-option portion of each named executive officer’s 2017 bonus as follows: for Mr. Hashemi $1,742,425 for the IPO stock option grants and $181,620 for the stock option portion of his 2017 bonus award; for Mr. Safran $1,045,455 for the IPO stock option grants and $38,967 for the stock option portion of his 2017 bonus award; and for Mr. Woods $627,273 for the IPO stock option grants and $19,327 for the stock option portion of his 2017 bonus award. The amounts in this column for 2017 represent the grant date fair value of the awards calculated in accordance with FASB ASC Topic 718. The valuation assumptions used in determining the amounts of the IPO stock option grants appear in Note 6 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

(3)	The amount set forth under the “All Other Compensation” for Mr. Hashemi relates to reimbursement of automobile-related expenses.

Narrative Disclosure to Summary Compensation Table

Elements of Compensation

In 2018, we compensated our named executive officers through a combination of base salary, annual cash incentives and long-term equity-based incentives.

Base Salary

We believe that the provision of base salary plays an important role in attracting and retaining top executive talent by providing executives with a predictable level of income. Base salaries represent a fixed portion of our named executive officers’ compensation and vary principally based on job responsibility. The Board set 2018 base salaries for our named executive officers, and base salaries are typically reviewed by the Board on an annual basis using information and evaluations provided by the Chief Executive Officer with respect to the other named executive officers and its own assessment of the Chief Executive Officer, taking into account our operating and financial results for the year, a subjective assessment of the contribution of each named executive officer to such results, the achievement of our strategic growth and any changes in our named executive officers’ roles and responsibilities. Effective January 1, 2018, the base salaries for our named executive officers were $949,806 for Mr. Hashemi, $393,975 for Mr. Safran and $283,868 for Mr. Woods.

Annual Cash Incentives

On September 11, 2018, the Board of Directors approved the adoption of the annual incentive compensation plan (the “Annual Incentive Plan”), under which, our named executive officers were eligible to earn an annual bonus equal to a percentage of base salary for 2018, as set forth in the table below. On March 7, 2019, the Compensation Committee approved bonus awards for the year ended December 31, 2018 for the Company’s named executive officers. The following table sets forth the 2018 annual bonus target and actual 2018 bonus for each of our named executive officers, expressed as a percentage of base salary:

Name	Target	Actual
Hamid Hashemi	125%	112.5%
Paul Safran	50%	33%
Clark Woods	30%	28%

Long-Term Incentives

Under the 2017 Equity Incentive Plan, equity awards may be made in the form of stock options, restricted stock, phantom stock units, stock appreciation rights, dividend equivalent rights, unit awards and performance-based awards. The Company did not make equity grants to its named executive officers under the 2017 Equity Incentive Plan as part of the named executive officers’ 2018 compensation.

Executive Employment Agreements

On September 30, 2010, the Company entered into an employment agreement with Mr. Hashemi, which was amended on May 5, 2016 (the “Hashemi Employment Agreement”), which agreement provides that his initial employment term expired on September 30, 2015, has been thereafter automatically extended for successive one-year periods, and will continue to be so extended unless either the Company or Mr. Hashemi provides at least 90 days’ written notice to the other of intent not to renew the term. The Hashemi Employment Agreement provides that Mr. Hashemi (i) would receive an annual base salary which, beginning January 1, 2012, has been subject to a minimum increase of 5% or any higher percentage based on merit as determined in the discretion of the Board of Directors and (ii) shall be eligible to receive a target annual bonus equal to a percentage of his base salary (which is 125% of his base salary under the Annual Incentive Plan based on achieving target performance goals) and up to 125% of his target bonus for outperformance of target performance goals. In addition, Mr. Hashemi would be entitled to reimbursement for reasonable out-of-pocket travel expenses incurred in performing his duties and is eligible to participate in all perquisite and benefit programs for which other senior employees of the Company are generally eligible. The Hashemi Employment Agreement also provides for severance upon certain terminations of employment, as described below under “— Potential Payments upon Termination or Change of Control.”

Messrs. Safran and Woods are currently not party to any employment or similar agreements with the Company.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by each of our named executive officers at December 31, 2018.

	Option Awards					Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Un-exercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of units that have not vested (#)		Market value of units that have not vested ($)
Hamid Hashemi	62,500	187,500	(1)	18.13	12/21/2027	--		--
	70,945	--		8.26	7/10/2028	--		--
Paul Safran	37,500	112,500	(1)	18.13	12/21/2027	--		--
	15,222	--		8.26	7/10/2028	--		--
Clark Woods	22,500	67,500	(1)	18.13	12/21/2027	59,080	(2)	185,511
	7,550	--		8.26	7/10/2028	--		--

(1)	These options are scheduled to vest as to 25% of the original grant on each of June 1, 2019, June 2020 and June 1, 2021.

(2)	On December 6, 2017, iPic Entertainment entered into restricted stock unit award agreements (the “IPO RSU Agreements”) with each of our named executive officers and certain other employees pursuant to which recipients are entitled to receive an award of stock-settled restricted stock units (the “IPO RSUs”). The IPO RSUs for Messrs. Hashemi and Safran settled on May 15, 2018 and the IPO RSUs for Mr. Woods settle on May 15, 2019.

Potential Payments upon Termination or Change of Control

Pursuant to the terms of the Hashemi Employment Agreement, Mr. Hashemi is entitled to receive certain payments in connection with certain termination events. In the event of a termination of employment for any reason, Mr. Hashemi is entitled to any earned but unpaid base salary through the date of termination and any other amounts due pursuant to applicable law.

Upon a termination due to Mr. Hashemi’s death or Disability (as such term is defined in the Hashemi Employment Agreement), Mr. Hashemi is entitled to receive a lump sum payment equal to the sum of his then-current base salary and a pro-rata portion of his target bonus for the year in which termination occurs.

Upon a termination of Mr. Hashemi’s employment by the Company without Cause (as such term is defined in the Hashemi Employment Agreement) or due to Mr. Hashemi’s resignation for Good Reason (as such term is defined in the Hashemi Employment Agreement), Mr. Hashemi is entitled to receive a lump sum payment equal to three times the sum of (x) his then-current base salary and (y) one-half of the sum of his actual bonus paid for the three years preceding the year in which termination occurs.

With respect to each of our named executive officers, assuming a Change in Control (as defined in the 2017 Equity Incentive Plan) occurred on December 31, 2018, and subject to the named executive officer’s continued employment with the Company through the date of such of Change in Control, all of the named executive officer’s options granted under the 2017 Equity Incentive Plan would become fully vested in connection with such Change in Control.

Retirement and Other Benefits

Our named executive officers are entitled, on the same basis as our other employees, to participate in our 401(k) plan, a tax-qualified defined contribution plan under Section 401 of the Code. Pursuant to the 401(k) plan, participants may contribute an amount of their pre-tax compensation up to the statutory limit.

Pursuant to his employment agreement, Mr. Hashemi is entitled to reimbursement by the Company of reasonable automobile expenses (including lease/finance payments and insurance and gas expenses). Our compensation program does not otherwise include any material benefits or perquisites for our named executive officers.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2018.

Plan Category	Class of Common Stock	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted- average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
		(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	Class A	955,300	18.13	815,972
	Class B	—	—	—
Equity compensation plans not approved by security holders	Class A	—	—	—
	Class B	—	—	—
Total		955,300	18.13	815,972

(1)	The 2017 Equity Incentive Plan was approved by unitholders on December 21, 2017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Class A Common Stock and Class B Common Stock, as of March 31, 2019, for: (1) each holder of more than 5% of our Common Stock; (2) each of our directors; (3) each named executive officer; and (4) all of our current directors and executive officers as a group. Applicable percentage ownership is based on 7,144,133 shares of our Class A Common Stock and 4,323,755 shares of our Class B Common Stock as of March 31, 2019.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person or any member of such group has the right to acquire within 60 days of March 31, 2019. For purposes of computing the percentage of outstanding shares of our Common Stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of March 31, 2019 are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by such stockholder unless noted otherwise, subject to community property laws where applicable. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Unless otherwise indicated, the business address of each person listed is c/o iPic Entertainment Inc., Mizner Park, 433 Plaza Real, Suite 335, Boca Raton, FL 33432.

	Shares of Class A Common Stock Beneficially Owned		Shares of Class B Common Stock Beneficially Owned		Total Common Stock Beneficially Owned
Name of beneficial owner	Number	Percentage	Number	Percentage	Percentage
Beneficial Owners of More than 5% of our Common Stock
Associated Entities of Retirement Systems of Alabama(1)	2,801,433	39.2%	—	—	24.4%
Village Roadshow Attractions(2)	2,801,433	39.2%	—	—	24.4%
Regal/Atom Holdings(3)	—	—%	797,611	18.4%	7.0%
Named Executive Officers and Directors
Hamid Hashemi(4)	325,538	4.4%	1,829,511	42.3%	18.5%
Paul Safran(5)	161,959	2.2%	—	—	1.4%
Clark Woods(6)	89,130	1.2%	—	—	* %
Robert Kirby(2)	2,801,433	39.2%	—	—	24.4%
George M. Philip(7)	13,011	* %	—	—	* %
Dana Messina(8)	19,517	* %	476,625	11.0%	4.3%
Andrew Essex	31,159	* %	—	—	* %
Executive Officers and Directors as a Group (9 Persons)	3,502,258	46.9%	2,306,136	53.3%	49.3%

*	Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)	Represents (i) 1,876,960 shares of our Class A Common Stock held of record by Teachers’ Retirement System of Alabama and (ii) 924,473 shares of our Class A Common Stock held of record by Employees’ Retirement System of Alabama. Dr. David G. Bronner is the Chief Executive Officer of Teachers’ Retirement System of Alabama and of Employees’ Retirement System of Alabama. In such capacities, Dr. Bronner may be deemed to have voting and dispositive power over the shares of our Class A Common Stock held by each of Teachers’ Retirement System of Alabama and Employees’ Retirement System of Alabama. Dr. Bronner disclaims beneficial ownership of these shares. The address for Dr. Bronner is c/o Retirement Systems of Alabama, 201 South Union Street, Montgomery, AL 36130.

(2)	Robert Kirby is the executive director of Village Roadshow Attractions. In such capacity, Mr. Kirby may be deemed to have voting and dispositive power over the shares held by Village Roadshow Attractions but disclaims beneficial ownership of these shares. The address for Mr. Kirby is c/o Village Roadshow Limited, PO Box 2275, Prahran, Victoria 3181, Australia.

(3)	Amy E. Miles is a Manager and the President of Regal/Atom Holdings and Gregory W. Dunn and David H. Ownby are Managers of Regal/Atom Holdings. In such capacity, Ms. Miles and Messrs. Dunn and Ownby may be deemed to have voting and dispositive power over the shares held by Regal/Atom Holdings but disclaim beneficial ownership of these shares. The address for Ms. Miles and Messrs. Dunn and Ownby is c/o Regal/Atom Holdings, 101 East Blount Avenue, Knoxville, Tennessee 37920.

(4)	The shares of Class A Common Stock includes 195,945 shares that may be acquired by Mr. Hashemi upon exercise of outstanding stock options. With respect to shares of Class A Common Shares and Class B Common Stock, represents shares held by Hashemi Holdings, LLC. Mr. Hashemi is the sole stockholder of Hashemi Holdings, LLC and has sole voting and dispositive control over the shares. All of the shares owned by Hashemi Holdings, LLC are pledged as collateral in connection with a loan agreement with Village Roadshow Attractions USA, Inc. Excludes 300,000 shares of Class B Common Stock held by irrevocable trusts established for the benefit of Mr. Hashemi’s three children, of which Mr. Hashemi disclaims beneficial ownership.

(5)	The shares of Class A Common Stock includes 90,222 shares that may be acquired by Mr. Safran upon exercise of outstanding stock options.

(6)	The shares of Class A Common Stock reflects 30,050 shares that may be acquired by Mr. Woods upon exercise of outstanding stock options.

(7)	Does not include 2,801,433 shares of our Class A Common Stock held of record by the associated entities of the Retirement Systems of Alabama. Mr. Philip was originally appointed to our Board of Directors as designee of the Retirement Systems of Alabama. The right of the Retirement Systems of Alabama to appoint one director to our board of directors terminated in connection with our IPO. Mr. Philip is not an employee or director of the Retirement Systems of Alabama and does not have voting or investment power with respect to the shares of our Class A Common Stock held by the Retirement Systems of Alabama.

(8)	Represents shares held by Messina Living Trust dated 9/20/2001. Mr. Messina may be deemed to share beneficial ownership of the shares of our Class B Common Stock held of record by the Messina Living Trust dated 9/20/2001, but Mr. Messina disclaims beneficial ownership of such shares.

RELATED PERSON TRANSACTIONS

We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed $120,000; and

●	any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of any class of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities (each, a related person), had or will have a direct or indirect material interest.

Since January 1, 2018, we have engaged in certain transactions with our directors and executive officers and holders of more than 5% of our voting securities and affiliates of our directors, executive officers and holders of more than 5% of our voting securities.

The following are summaries of certain provisions of our related party agreements and are qualified in their entirety by reference to all of the provisions of such agreements. Because these descriptions are only summaries of the applicable agreements, they do not necessarily contain all of the information that you may find useful. We therefore urge you to review the agreements in their entirety. Copies of certain agreements (or forms of the agreements) have been filed as exhibits to our Annual Report on Form 10-K, and are available electronically on the SEC website at www.sec.gov.

Non-Revolving Credit Facility with Retirement Systems of Alabama (RSA)

iPic-Gold Class is a party to the Non-Revolving Credit Facility with The Teachers’ Retirement System of Alabama (the “TRSA”) and The Employees’ Retirement System of Alabama (the “ERSA”) (the TRSA and the ERSA are known collectively as the “RSA”), dated as of February 1, 2018, which provides for a non-revolving total commitment of $225.8 million. The Non-Revolving Credit Facility was amended on June 22, 2018 and June 29, 2018. The Non-Revolving Credit Facility is secured by a first-priority security interest in substantially all of the assets of iPic-Gold Class and the guarantors, together with a pledge of 100% of the equity interests of iPic-Gold Class by iPic-Gold Class Holdings LLC. Obligations under the Non-Revolving Credit Facility are guaranteed by each of iPic-Gold Class’s wholly-owned subsidiaries and by iPic-Gold Class Holdings LLC.

Note Payable to VR iPic Finance, LLC

iPic-Gold Class was a party to a $16.1 million note payable to VR iPic Finance, LLC, a joint venture between iPic Holdings, LLC and Village Roadshow Attractions USA, Inc. The note accrued interest on the unpaid principal amount at 5.0% per annum. Principal and interest were paid only if iPic Holdings, LLC and Village Roadshow Attractions USA, Inc. were due a distribution as outlined in iPic-Gold Class Limited Liability Company Agreement and only to the extent of amounts so distributed. On the date of the IPO, these notes were converted to equity and are no longer due.

Demand Note Payable to VR iPic Finance, LLC

iPic-Gold Class was a party to a $14.5 million demand note payable to VR iPic Finance, LLC. The note accrued interest on the unpaid principal amount at 5.0% per annum. Interest was paid monthly. The note had no stated maturity. On the date of the IPO, the note was converted to equity and is no longer outstanding.

Note Payable to Village Roadshow Attractions USA, Inc.

iPic-Gold Class was a party to a $15.0 million note payable to Village Roadshow Attractions USA, Inc. The note accrued interest on the unpaid principal amount at 10.50% per annum and was subject to minimum guaranteed interest of $3 million over the life of the note. Principal and interest were only paid if Village Roadshow Attractions USA, Inc. was due a distribution as outlined in the LLC Agreement and only to the extent of amounts such distributed. The notes had no stated maturity. On the date of the IPO, these notes were refinanced through additional borrowings under the Non-revolving Credit Facility.

Note Payable to Village Roadshow Attractions USA, Inc.

iPic-Gold Class was a party to a $1.0 million note payable to Village Roadshow Attractions USA, Inc. The note accrued interest on the unpaid principal amount at 5.0% per annum. Principal and interest were only paid if Village Roadshow Attractions USA, Inc. was due a distribution as outlined in the LLC Agreement and only to the extent of amounts so distributed. The notes had no stated maturity. On the date of the IPO, these notes were converted to equity and are no longer outstanding.

Note Payable to Regal/Atom Holdings, LLC

iPic-Gold Class was a party to a $3.0 million note payable to Regal/Atom Holdings, LLC (“Regal”). The note accrued interest on the unpaid principal amount at a rate per annum equal to 5.00%. Payments of outstanding principal and interest on the Regal note are required to be paid to Regal only to the extent that Regal is due a distribution under the LLC Agreement. On the date of the IPO, these notes were converted to equity and are no longer due.

Note Payable to iPic Holdings, LLC

iPic-Gold Class was a party to a $0.5 million note payable to iPic Holdings, LLC (an entity owned in part by Hamid Hashemi and Dana Messina), and a member of iPic-Gold Class. The note accrued interest on the unpaid principal amount at 5.0% per annum. Interest is payable only if iPic Holdings, LLC are due certain distributions as outlined in the LLC Agreement and to the extent of the amount of such distributions. On the date of the IPO, the note was converted to equity and is no longer due.

Additional Investment by Regal/Atom Holdings, LLC

On April 21, 2017, we entered into a subscription agreement with Regal pursuant to which Regal invested $8.6 million in cash and lent us $3.4 million in the form of a qualified subordinated note.

Registration Rights Agreement

In connection with the IPO, the Company entered into a Registration Rights Agreement with certain of the pre-IPO iPic equity owners (“Original iPic Equity Owners”) and recipients of Original iPic Equity Owners’ transferred LLC interests held in Holding (collectively referred to as the “Continuing iPic Equity Owners”) pursuant to which those Continuing iPic Equity Owners that are a party to the agreement will have specified rights to require the Company to register all or any portion of their shares under the Securities Act.

Policies and Procedures for Related Party Transactions

Our Audit Committee has the primary responsibility for monitoring, reviewing and approving transactions with related parties. A “related party” is any person who is or was one of our executive officers, directors or is a holder of more than 5% of our common stock, or their immediate family members or any entity owned or controlled by any of the foregoing persons.

Our Board of Directors has adopted a policy providing that the Audit Committee will review and approve or ratify transactions in excess of $120,000 of value in which we participate and in which a director, executive officer or beneficial holder of more than 5% of any class of our voting securities has or will have a direct or indirect material interest. Under this policy, the Board of Directors is to obtain all information it believes to be relevant to a review and approval or ratification of these transactions.

After consideration of the relevant information, the Audit Committee is to approve only those related party transactions that the audit committee believes are on their terms, taken as a whole, no less favorable to us than could be obtained in an arms’-length transaction with an unrelated third party and that the Audit Committee determines are not inconsistent with our best interests. In particular, our policy with respect to related party transactions requires our Audit Committee to consider the benefits to us, the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director has a position or relationship, the availability of other sources for comparable products or services, the terms of the transaction and the terms available to unrelated third-parties or to employees generally. All of the transactions described above were entered into prior to the adoption of this policy.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our equity securities, to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC and to furnish us a copy of each filed report.

Based upon a review of the copies of such forms furnished to us and any written representations that no Forms 5 were required, we believe that all Section 16(a) filing requirements were timely met during the 2018 fiscal year, except that each of Mr. Messina and Mr. Philip filed a late Form 4 relating to the issuance of Class A Common Stock for 2018 service as a director.

Householding of Proxy Materials

Certain stockholders who share the same address may receive only one copy of the Proxy Statement and the 2019 Annual Report for the year ended December 31, 2018 in accordance with a notice delivered from such stockholders’ bank, broker or other holder of record, unless the applicable bank, broker or other holder of record received contrary instructions. This practice, known as “householding,” is designed to reduce printing and postage costs. Stockholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or commence householding may request or discontinue householding, or may request a separate copy of the Notice and, if applicable, the Proxy Statement or the Annual Report, either by contacting their bank, broker or other holder of record at the telephone number or address provided in the above referenced notice, or contacting the Company at iPic Entertainment Inc., Mizner Park, 433 Plaza Real, Suite 335, Boca Raton, FL 33432. Stockholders who are requesting to commence or discontinue householding should provide their name, the name of their broker, bank or other record holder, and their account information.

Fiscal Year 2019 Annual Report and SEC Filings

Our financial statements for our fiscal year ended December 31, 2018 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are posted at http://www.astproxyportal.com/ast/22001/ and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to iPic Entertainment Inc., Attention: Investor Relations, Mizner Park, 433 Plaza Real, Suite 335, Boca Raton, Florida 33432.

* * *

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Boca Raton, Florida
April 30, 2019

ANNUAL MEETING OF STOCKHOLDERS OF

IPIC ENTERTAINMENT INC.

June 21, 2019

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting and Proxy Statement, Annual Report and Proxy Card are available at http://www.astproxyportal.com/ast/22001/

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20500000000000000000 3 062119

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Hamid Hashemi
- ○ Andrew Essex
- ○ Robert Kirby
- ○ Dana Messina
- ○ George M. Philip

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

NOTE: such other business as may properly come before the meeting or any adjournment thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

IPIC ENTERTAINMENT INC.

ANNUAL MEETING OF STOCKHOLDERS – JUNE 21, 2019
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Hamid Hashemi and Paul Safran, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of iPic Entertainment Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at iPic Fulton Market, 11 Fulton St, New York, NY 10038 on June 21, 2019, beginning at 10 am Eastern Time, and at any adjournment or postponement thereof. The undersigned hereby revokes all proxies previously given.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations and in the discretion of the proxies upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

1.1
(Continued and to be signed on the reverse side.)
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